Exhibit 23

Consent of Independent Registered Public Accounting Firm

Spartan Motors Retirement Plan

Charlotte, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-111888) of our report dated June 21, 2010 relating to the financial statements and supplemental schedule of Spartan Motors Retirement Plan which appear in this Form 11-K.

/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP

Grand Rapids, Michigan

June 21, 2010